AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 6, 2024

CALTIER, INC.

14269 DANIELSON ST.

POWAY, CA 92064

(619) 344-0291

www.caltier.fund

UP TO 480,000 SHARES OF NON-VOTING COMMON STOCK (1)

PRICE: $6.75 PER SHARE

MINIMUM INVESTMENT: $189, or 28 shares

Investors in this offering will have no voting rights except those required by Delaware law.

SEE “SECURITIES BEING OFFERED” AT PAGE 35 FOR MORE INFORMATION ON THE TERMS OF OUR NON-VOTING COMMON STOCK

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	Price to Public	Underwriting discount and commissions (2)	Proceeds to issuer (3)
Per Share (4)	$6.75	$0.0675	$6.6825
Total Maximum	$2,999,997.00	$29,999.97	$2,969,997.03

(1)	The Company is offering up to 444,444 shares of Non-Voting Common Stock, plus up to 35,556 additional shares of Non-Voting Common Stock eligible to be issued as Bonus Shares (as defined elsewhere in this offering circular). This amount assumes that the maximum amount of Bonus Shares is issued in this offering to investors. See “Plan of Distribution and Selling Securityholders” for more information on Bonus Shares.
(2)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services.. This amount represents the maximum commissions that Dalmore may earn in connection with this offering, but does not include other fees or expenses payable to Dalmore. See “Plan of Distribution and Selling Securityholders” for a description of our arrangement with Dalmore.
(3)	Does not include other expenses of the offering, which are estimated at $180,000 for a fully subscribed offering, not including state filing fees. We anticipate fixed offering expenses for professional services, marketing and printing fees will be approximately $135,000, see “Use of Proceeds”.
(4)	Does not reflect effective discount that would result from the issuance of Bonus Shares. For details of this effective discount, see “Plan of Distribution and Selling Securityholders.”

Sales of these securities will commence on approximately [_].

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “SEC” or “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. This offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Company has engaged North Capital Private Securities Corporation as an Escrow Facilitator (the “Escrow Facilitator”) to hold funds tendered by investors. This offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $189 (28 shares), there is no minimum number of shares that needs to be sold for funds to be released to the Company and for this offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 8.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

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In this Offering Circular, unless context indicates otherwise, the terms “CalTier”, “CalTier”, or “the Company” refer to CalTier, Inc. and its subsidiaries on a consolidated basis.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

The Company

CalTier, Inc. (“CalTier”) is a fintech company seeking to change the way people around the world invest into real estate and other alternative asset classes. CalTier is currently focused on bringing institutional-grade real estate investments to the everyday investor and removing the complicated barriers that currently exist. CalTier was incorporated in 2017 as a Limited Liability Corporation under the laws of the State of California and was converted into a C Corporation in 2022 under the laws of the State of Delaware.

The Offering

Securities offered:	Up to 444,444 shares of Non-Voting Common Stock at $6.75 per share, plus an additional 35,556 shares of Non-Voting Common Stock may be offered as Bonus Shares

Minimum investment:	The minimum investment in this offering is $189.

Shares outstanding before the offering (as of February 6, 2024):	7,179,500 shares of Voting Common Stock 1,780,898 shares of Non-Voting Common Stock

Shares outstanding after the offering assuming maximum raise:	2,225,342 shares of Non-Voting Common Stock (1)

Use of proceeds:

We estimate that the net proceeds from the sale of the Non-Voting Common Stock in this offering will be approximately $2,819,997, after subtracting estimated offering costs of $180,000 in commissions, professional fees, EDGARization and other costs related to this offering.

We intend to use the net proceeds of this offering for product development and new hires. See “Use of Proceeds” for details.

Risk factors:

Investing in our securities involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1)	Assumes the maximum amount of shares are sold in this offering, and that no Bonus Shares are issued in this offering. If the maximum number of Bonus Shares are issued in this offering, the number of shares of Non-Voting Common Stock outstanding after this offering would be 2,260,898.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

The Company has limited operating history on which to evaluate our performance and has not yet generated a profit. The Company was initially formed in 2017 as CalTier Realty, LLC. It was converted into a C Corporation in March 2022, at which time the Company changed its name to CalTier, Inc. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. While we intend to continue establishing a consistent base of users for the Company’s Platform, to support and manage the funds and entities that we have created to enable them to generate more consistent income for investors and CalTier as manager and/or general partner, and to create new funds and entities in the future that will be revenue generating, there is no assurance that we will ever be profitable or generate sufficient revenues to support our operations.

Our financial statements contain a “going concern” opinion. The audit report includes a statement that there is substantial doubt about the Company’s ability to continue as a going concern. Certain matters, as described below and in Note 2 to the accompanying financial statements, indicate there may be substantial doubt about the Company’s ability to continue as a going concern. The Company had cumulative losses of $1,670,211 as of December 31, 2022 and $546,752 as of June 30, 2023, raising doubt about the Company’s ability to continue as a going concern. The Company has not been profitable since its inception. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the Company has not been able to accomplish to date, and/or to obtain additional capital financing.

The Company is not yet generating sufficient revenue to sustain its operations. The Company currently has minimal capital and, for the foreseeable future, will be dependent upon its ability to raise capital and its revenues from operations to fund its plans. The Company cannot assure you that it will be able to successfully raise capital. The failure to successfully raise capital could result in our bankruptcy or other event that would have an adverse effect on the value of your Non-Voting Common Stock. The Company has minimal assets, so such adverse events could put your investment at risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed. We compete (directly or through our funds and entities) with other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, as well as online real estate platforms that compete with the Platform. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to generate positive results from our operations.

Competition could result in reduced volumes of available real estate investments and/or investors, reduced management fees for the Company, or the failure of the Platform to achieve or maintain more widespread market acceptance, any of which could harm the Company. In addition, in the future the Company and the Platform may experience new competition from more established companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

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Some of our current or potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability may be reduced and you may experience a lower return on your investment.

Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.

The growth of our business depends in large part on our ability to raise capital from investors. If we are unable to raise capital from new or existing investors or existing investors decide to withdraw their investments from our current or future funds and entities, our funds and entities will be unable to deploy such capital into investments and we will be unable to collect additional fees, which would have a negative effect on our growth prospects. Our ability to raise capital from investors depends on a number of factors, including many that are outside our control. Investors may choose not to make investments with alternative asset managers, including sponsors of real estate investment programs and private real estate investment funds, and may choose to invest in asset classes and fund strategies that we do not offer. Poor performance of our funds and entities could also make it more difficult for us to raise new capital. Existing and potential investors in our funds and entities continually assess the performance of our funds and = entities independently and relative to market benchmarks and our competitors, and our ability to raise capital for existing and future funds and entities depends on our performance. If economic and market conditions deteriorate, we may be unable to raise sufficient amounts of capital to support the investment activities of our current and planned funds and entities. In addition, one of our key growth strategies is through the development of new funds and entities. If we are unable to successfully raise capital for our existing, or if our current funds and entities do not meet performance expectations, it could have a negative impact on the likelihood that we will be able to successfully form and capitalize new funds and entities, which in turn would reduce our earning potential as manager of those funds and entities, and could negatively affect our growth prospects as a Company.

In addition, investors are typically permitted to withdraw their investments from our funds and entities through various redemption plans. In difficult market conditions, the pace of investor redemptions or withdrawals from our funds and entities could accelerate if investors move their funds and special purpose entities to investments they perceive as offering greater opportunity or lower risk. Although investments in our funds and entities may generally be redeemed only at a discount to the original investment amount and redemptions are subject to other restrictions, redemptions could have the effect of decreasing the capital available for investments in our funds and entities and reduce our revenues and cash flows.

Poor performance of our funds and entities would cause a decline in our revenues and results of operations and could adversely affect our ability to raise capital for future funds and entities. A significant portion of the Company’s revenues are expected to come in the form of various management fees for managing the funds and entities that it creates to invest in real estate assets. The Company intends these funds and entities to invest in real estate, which is inherently risky. In the case of each investment, the Company’s funds and entities will be subject to the general risks of real property ownership, including, adverse local market conditions, financial conditions of tenants and buyers and sellers of properties, changes in availability of debt financing, real estate tax rates and other operating expenses, environmental laws and other governmental rules and fiscal policies, changes in the relative popularity of properties, dependence on cash flow, uninsurable losses and other factors which are beyond the control of the Company as the manager or general partner of these funds and entities. In addition, the real estate industry as a whole is affected from time to time by economic and other conditions beyond its control which might have an adverse effect upon the funds and entities of the Company, including acts of God, natural disasters, war, international hostilities, terrorism, national and international economic conditions, interest rate levels, and energy prices.

The Company may be unable to find a sufficient number of attractive opportunities for its funds and entities, or may encounter substantial competition in seeking suitable investments for its funds and entities. Investors in our Company will have no opportunity to evaluate or to approve the investments of our funds and entities. As a result, our funds and entities may choose investments with which you may not agree and would not support if you were evaluating the investment directly. Poor performance of investments made by our funds and entities could adversely affect the total returns in those funds and entities, which would reduce the amount of revenues we receive from our management of those funds and entities, and could ultimately harm our operating results.

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The Company is dependent on key individuals. The success of the Company will depend upon the ability of the Board of Directors and the Company’s executive officers to operate the Company in a manner such that the Company achieves its objectives. There can be no assurance that these individuals will otherwise continue to be able to carry on their current duties throughout the Company’s term. The loss of the services of any of the individuals that comprise the Board of Directors, or key executives, officers and/or other personnel of the Company could have a material adverse effect on the Company’s operations and performance. There can be no assurance that our Board of Directors or executive officers would be able to attract and hire suitable replacements in the event of any such loss of services.

The Company is controlled by its Board of Directors and Executive Officers. Decisions with respect to the management of the Company are made by the Board of Directors and executive officers. Holders of our Non-Voting Common Stock will have no opportunity to control the day-to-day operations, including investment and disposition decisions, of the Company. For the foregoing reasons, you should not invest in the Company unless you are willing to entrust all aspects of the management of the Company to the Board of Directors and executive officers of the Company.

Our business model depends to a significant extent upon strong relationships with key persons and companies in the real estate market for sources of investment opportunities. The inability of our executive officers to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business. We expect that our executive officers will maintain and develop our relationships with key persons and companies in the real estate market, and our funds and entities will rely to a significant extent upon these relationships to provide them with potential investment opportunities. Certain key persons and companies in the real estate market regularly provide us with access to their transactions. If our executive officers fail to maintain their existing relationships or develop new relationships with key persons and companies in the real estate market for sources of investment opportunities, we will not be able to grow the investment portfolios of our funds. In addition, individuals with whom our executive officers have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for our funds and entities.

Operational risks may disrupt our business, result in losses or limit our growth. We are heavily dependent on the capacity and reliability of the technology systems supporting our operations, whether owned and operated by us or by third parties. Operational risks such as interruption of our financial, accounting, compliance and other data processing systems, whether caused by fire, other natural disaster, power or telecommunications failure, cyber-attacks or other cyber incidents, act of terrorism or war or otherwise, could result in a disruption of our business (especially our Platform), liability to investors, regulatory intervention or reputational damage. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of our network security systems, a cyber-incident or attack or otherwise, we could suffer financial loss, a disruption of our businesses, liability to our funds and entities, regulatory intervention or reputational damage. Insurance and other safeguards might be unavailable or might only partially reimburse us for our losses. Although we have back-up systems in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate.

The inability of our systems to accommodate an increasing volume of transactions also could constrain our ability to expand our businesses. Additionally, any upgrades or expansions to our operations or technology may require significant expenditures and may increase the probability that we will suffer system degradations and failures.

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The Company has outstanding debt in the form of promissory notes. The Company has previously made issuances of promissory notes to its executive officers that remain outstanding – approximately $724,500 in total as of the date of this Offering Circular, which must be repaid by 2027. If the Company chooses to repay these notes, it may have a negative impact on the Company’s ability to grow its operations as quickly as it desires. Additionally, while the Company’s executive officers do not intend to declare an event of default under the notes, investors should be aware that if the Company does not pay these notes when due, the amounts due under the notes could become immediately due and payable if the executive office.

Risks Related to Compliance and Regulation

The Company’s wholly-owned subsidiary, CalTier Advisors, LLC, recently became a registered internet investment advisor with the SEC, which has strict compliance requirements. Failure to comply with these requirements could subject CalTier Advisors or the Company to liability. As an SEC-registered internet investment adviser, CalTier Advisors, LLC (“CalTier Advisors”) must comply with the rules and regulations applicable to SEC registered internet investment advisers. CalTier Advisors only recently became registered with the SEC in this capacity, and therefore does not have a significant amount of experience as an SEC-registered investment adviser. If CalTier Advisors fails to comply with these requirements, it could be subject to liability, including, but not limited to, fines, injunctions, or other regulatory enforcement actions. Additionally, CalTier Advisors is a wholly-owned subsidiary of the Company, and the people behind CalTier Advisors are the same as the management of CalTier, Inc. As such, the Company and/or its management could also face liability for the compliance failures of CalTier Advisors, which could harm the Company’s financial position, reputation, and ability to conduct its business as intended. Further, to the extent any of the Company’s (or its subsidiaries’) historical activities prior to CalTier Advisors obtaining this registration are considered activities reserved solely for registered investment advisors, the Company could be subject to a variety of penalties, including fines and sanctions, for those prior activities.

As we grow our business, we may not be able to manage our growth successfully. If we are able to increase the scope of our business, our customer base, the volume of our transactions and grow our business, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure.

This risk is illustrated by the fact that we have been unable to produce audited financial statements on a timely basis, and were late in filing the Form C-ARs for both the 2021 and 2022 fiscal years that we were required to file related to our previous Regulation Crowdfunding offering. To address this material weakness, management has devoted, and plans to continue to devote, significant effort and resources to the remediation and improvement of the Company’s internal control over financial reporting. If we continue to have issues and/or fail to adapt our management, information systems and financial and internal controls to our growth, or if we encounter other unexpected difficulties, our business, financial condition and operating results will suffer.

The Company operates in a regulatory environment that is evolving and uncertain. The regulatory framework for online capital formation is relatively new. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad, and existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors that use our Platform’s services. For instance, in recent years, there have been several attempts to modify the current regulatory regime surrounding online capital formation. Some of those suggested reforms could increase our regulatory burden, including, but not limited to, requiring us to register as a broker-dealer, an investment adviser, or an investment company before we choose to do so. Any such changes would have a negative impact on our business.

We intend to conduct our operations (and the operations of our subsidiary, funds and entities that we manage) so that neither we nor they will be required to register as an investment company under the Investment Company Act; however, if we were required to register as an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

The Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations (and the operations of our subsidiary, funds and entities that we manage) so that neither we nor they will be required to register as an investment company under the Investment Company Act. If anything were to happen which would cause us or them to be required to register as an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, our affiliates and our executive officers and directors, or any combination thereof, and adversely affect our business, financial condition and results of operations. For our funds that raise capital through Regulation A, we may be limited in the investments that we make as to comply with the Investment Company Act. For instance, we will be limited by the amount of funds that can be invested in minority interests in other companies.

Risks Related to our Securities

Holders of our Non-Voting Common Stock will not have any voting rights in our Company, and therefore will have no ability to influence decisions regarding our business. Our Certificate of Incorporation provides holders of Non-Voting Common Stock do not have any voting rights in the Company. As such, investors in our Non-Voting Common Stock should be aware that they will have no ability to influence decisions regarding our business.

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There is a risk that you may not receive dividends at all, or that dividends may not grow over time. The Company intends to declare payments of dividends periodically as revenues permit. The Company has not established a minimum dividend payment level and the amount of any dividends paid will vary over time. The Company’s ability to pay dividends may be adversely affected by a number of factors, including the risk factors described in this Offering Circular. All dividends will be declared at the discretion of the Board of Directors and will depend on earnings, financial conditions, and other factors that the Board of Directors may deem to be relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay dividends are:

●	the profitability of the investment of the net proceeds from our offerings, if any;

●	the ability to make profitable reinvestments;

●	interest charges or other expenses that reduce our cash flow;

●	defaults in our asset portfolio or other decreases in the aggregate NAV of our portfolio; and

●	the fact that anticipated operating expense levels may not be accurate and actual expense results are higher than estimates.

A change in any one of these factors could affect our ability to declare dividends. The Company cannot assure you that it will achieve investment results that will allow the Company to make a specified level of dividend payments or year-to-year increase in valuation.

The Company may not be able to declare dividends in the future or the Board of Directors may change the dividend policy in the future. In addition, some of the dividends may include a return of capital. To the extent that the Company decides to pay dividends in excess of the Company’s current and accumulated tax earnings and profits, such dividends would generally be considered a return of capital for U.S. federal income tax purposes. A return of capital reduces the basis of an investor’s investment in our Non-Voting Common Stock to the extent of such basis and is treated as capital gain thereafter.

No guarantee of return on investment. There is no assurance that if you purchase our Non-Voting Common Stock that will realize a return on your investment, or that you will not lose your entire investment.

Any valuation of our Company at this stage is difficult to assess. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess. As a result, if you invest in this offering, you risk overpaying for your investment.

We may apply the proceeds of this offering to uses that differ from what is currently contemplated and with which you may disagree. We will have broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways in which you may not agree. We currently intend to use the proceeds of this offering as set forth in the “Use of Proceeds” section of this Offering Circular – however, we have discretion to use proceeds from this offering for other purposes not listed in this Offering Circular. Investors should be aware that they are reliant on the judgement of the Company’s officers and directors as to how the proceeds from this offering, if any, are utilized.

There is no current market for the Company’s Non-Voting Common Stock. There is no formal marketplace for the resale of the Company’s Non-Voting Common Stock. Our shares of Non-Voting Common Stock are illiquid and there will not be an official current price for them, as there would be if the Company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time.

There is no minimum amount set as a condition to closing this offering. Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

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This Offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have. We may conduct closings on funds tendered in this offering at any time. At that point, investors whose subscription agreements have been accepted will become our stockholders. We may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our stockholders and will have no such right.

We may issue equity and/or debt securities in the future that may have preferential rights to those offered to investors in this offering. In order to expand, the Company will likely be required to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company, or provide investors with voting rights, or other preferential rights over investors in our Non-Voting Common Stock.

Other investors in our Company have additional rights and are entitled to receive additional benefits than those being offered to holders of our Non-Voting Common Stock. Holders of the Company’s Voting Common Stock have certain rights that are not available to holders of our Non-Voting Common Stock. For example, our Voting Common Stock has voting rights in the Company. See “Securities Being Offered” for further details.

The subscription agreement for this offering and our Bylaws have forum selection provisions that requires disputes be resolved in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the State of Delaware) regardless of convenience or cost to you, the investor. In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement, to the fullest extent permitted by the law, in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the State of Delaware), for the purpose of any suit, action or other proceeding arising out of or based upon the subscription agreement. Additionally, our Bylaws require, to the fullest extent permitted by the law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the State of Delaware) to be the sole and exclusive forum for actions brought against the Company generally. These forum selection provisions may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement. Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the subscription agreement.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

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Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver only applies to claims against the Company arising out of or related to the subscription agreement. As the provisions of the subscription agreement relate to the initial sale of the securities, subsequent transferees will not be bound by the subscription agreement and therefore to the conditions, obligations and restrictions thereunder, including the jury trial waiver.

Investors in this offering will be subject to a 180-day lock-up in the event the Company undertakes a firm commitment underwritten public offering. Under the Company’s Bylaws, no stockholder of the Company may transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any common stock or other securities of the Company held by the stockholder during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its common stock, whenever that may occur.

We are offering Bonus Shares to certain investors in this offering, which effectively gives them a discount on their investment. As described in “Plan of Distribution and Selling Securityholders”, investors in this offering who invest $1,000 or more are eligible to receive between 5% to 8% additional shares of Non-Voting Common Stock for their shares purchased depending on their investment amount (“Bonus Shares”), which effectively gives them a discount on the price paid per share. As such, the value of shares of investors in this offering who do not receive any Bonus Shares, and therefore pay the full price for all shares of Non-Voting Common Stock they receive in this offering, will be immediately diluted by investments made by investors entitled to receive the Bonus Shares, who will effectively pay less per share.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares and the immediate dilution under various total investment scenarios. The dilution is based on the company’s net asset value at December 31, 2022, effected for capital raised between January 1, 2023 and June 30, 2023. We believe this method gives investors a better picture of what they will pay for their investment compared to previous investors and Company insiders than simply listing such transactions for the last 12 months.

	$1,000,000	$2,000,000	$2,999,997	$2,999,997
	Raise	Raise	Raise	Raise(1)
Price per share	$6.75	$6.75	$6.75	$6.75
Shares issued	148,148	296,296	444,444	480,000
Capital raised	$1,000,000	$2,000,000	$2,999,997	$2,999,997
Less: Offering costs	$(60,000)	$(120,000)	$(180,000)	$(180,000)
Net offering proceeds to Company	$940,000	$1,880,000	$2,819,997	$2,819,997

Net tangible book value pre-financing (2)	$(113,411)	$(113,411)	$(113,411)	$(113,411)
Share issued and outstanding pre-financing(3)	8,937,439	8,937,439	8,937,439	8,937,439
Shares issued in financing from Company	148,148	296,296	444,444	480,000
Post financing shares issued and outstanding	9,085,587	9,233,735	9,381,883	9,417,439
Net tangible book value per share prior to offering	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Increase/(decrease) per share attributable to new investors	$0.10	$0.20	$0.30	$0.30
Net tangible book value per share after offering	$0.09	$0.19	$0.29	$0.29
Dilution per share to new investors	$6.66	$6.56	$6.46	$6.46

(1) Assumes all new investors receive 8% Bonus Shares, which is the maximum amount of Bonus Shares that eligible investors in this offering may receive.
(2) Net tangible book value is calculated as follows.
Total stockholders' equity at December 31, 2022				$(213,411)
Less: intangible assets				$-
Plus: capital raised from January 1, 2023 through June 30, 2023				$100,000
Equals net tangible book value pre-financing				$(113,411)
(3) Shares issued and outstanding pre-financing is calculated as follows.
Voting Common Stock outstanding at June 30, 2023				7,179,500
Non- Voting common stock outstanding at June 30, 2023				1,757,939
				8,937,439

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2022 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2023 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

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This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

We are offering up to 444,444 shares of our Non-Voting Common Stock in this offering at $6.75 per share for up to $2,999,997 in proceeds, and up to 35,556 shares of Non-Voting Common Stock eligible to be issued as Bonus Shares

We will use our website www.caltier.fund as our offering page, where investors can invest in our offering. We will also use blogs and other social media to provide notification of the offering. Persons who desire information will be directed www.caltier.fund.

The minimum investment is $189.00, or 28 shares.

We intend to market the shares of Non-Voting Common Stock in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular on our website (www.caltier.fund) or third-party websites.

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this Offering Circular forms a part may be used for up to three years and 180 days under certain conditions. We may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to us. To the extent there are irrevocable funds in escrow, we expect to hold closings as soon as practical and no later than 14 days after confirmation that an investor’s funds are irrevocable.

Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on www.caltier.fund.

The Company is offering its securities in all U.S. states.

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No Selling Stockholders

No securities are being sold for the account of stockholders of our Company; all net proceeds of this offering will go to the Company.

The Broker-Dealer

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;
•	Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;
•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;
•	Not provide any investment advice nor any investment recommendations to any investor;
•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks); and
•	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering, such as, among other things, preparing the FINRA filing in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 5 days of receipt of a No Objection Letter from FINRA (and payable in four installments). In addition, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering. Assuming a fully-subscribed offering, the Company estimates that the total amount payable to Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $54,999.97.

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A copy of the Company’s engagement agreement with Dalmore is filed as Exhibit 1.1 to the Offering Statement of which this offering circular forms a part.

The Transfer Agent

We have engaged Vertalo, Inc., as our registered transfer agent. This compensation consists of $1,000 per month.

Investors’ Tender of Funds and Return of Funds

After an investor executes a subscription agreement, upon a written request for such rescission, those funds will be revocable until the thirty days after the signing of the related subscription agreement (the “Closing Criteria”). Under the agreement between the Company and the Escrow Facilitator, and except as stated above, subscribers have no right to a return of their funds during the one year following qualification by the Securities and Exchange Commission. For the avoidance of doubt, if the Closing Criteria have been reached for your investment, and the Company has yet to hold a Closing on your funds, you will not be entitled to request the return of your funds; however, in the event of a liquidation or dissolution of the Company should occur before the Company has held a Closing (as defined below) covering your funds, you will be refunded your investment without interest or deduction. In the event that the offering is terminated (including due to liquidation and dissolution of the Company), investor funds held in escrow will promptly be refunded to each investor in accordance with Rule 10b-9 under the Securities Exchange Act of 1934. If a subscription is rejected or if a recession is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.  The Escrow Facilitator has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities. The Company has engaged North Capital as the Escrow Facilitator for the offering.

After the Offering Statement has been qualified by the Securities and Exchange Commission, we may accept the tender of funds for whole or fractional shares. The funds tendered by potential investors will be held by the Escrow Facilitator, and will be transferred to the Company upon Closing or returned to the investors as discussed above. Each time the Company accepts funds (either transferred from the Escrow Facilitator or directly from the investors) from investors that have met the Closing Criteria is defined as a “Closing”, and each date for which a Closing is declared is a “Closing Date”. Each Closing is only expected to last one day. The Company will accept subscriptions from investors that have met the Closing Criteria on the Closing Date. However, investors that have met the Closing Criteria after the Closing Date will not be included in that Closing, and will be part of the next available Closing, which the Company expects to be as soon as practical but no later than 14 days after an investor has met the Closing Criteria. We may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Once the Closing Criteria has been met, investors will receive a notification regarding that their investment will be included in the next available Closing. Upon a Closing, investors will receive a notification regarding their shares and funds tendered by investors will be made available to the Company. The form of escrow agreement can be found in Exhibit 8.1 to the Offering Statement of which this Offering Circular is a part.

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Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the shares in this offering, you should complete the following steps:

Go to www.caltier.fund, click on the “Start Here” button;

•	Log in or Create a CalTier Account
•	Complete all required information for CalTier Advisors LLC (Internet RIA), KYC and AML
•	Click the “Invest Now” button and follow prompts for investment amount, investment method and additional account information including net worth and income self-reporting
•	Review and electronically sign the subscription agreement
•	Deliver funds directly by wire, Self-Directed IRA options, Trust options or electronic funds transfer via ACH to the specified account
•	Once funds are received by escrow partner (North Capital), automated KYC/AML/bad actor checks will be performed to verify the identity and status of the investor
•	Once KYC/AML/other information as needed is verified and funds have cleared, funds may be released to the Company.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making and completing any final investment decision.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the Company and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares, these materials will not give a complete understanding of this offering, us or our shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our shares.

Bonus Shares

Investors who invest certain amounts in this offering will receive an additional amount of shares of Nonvoting Common Stock as Bonus Shares, as set forth in the table below.

Investment Amount ($)	Bonus Shares
$1,000 - $2,499	5.00%
$2,500 - $4,999	6.00%
$5,000 - $9,999	7.00%
$10,000+	8.00%

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The number of Bonus Shares that the investor will receive will be calculated as a percentage of the number of shares purchased. For example, if you purchase 200 shares of Non-Voting Common Stock, you will receive an additional 10 shares as Bonus Shares, for a total of 210 shares of Non-Voting Common Stock.

The Company will not issue fractional shares. In the event investors would receive a fractional share, the Company will round up to provide the investor with a whole share.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires, to the fullest extent permitted by the law, any claims against the Company based on the subscription agreement to be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the State of Delaware), for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Additionally, our Bylaws also require the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the State of Delaware), to the fullest extent permitted by law, be the sole and exclusive forum for actions brought against the Company generally. Although we believe these provisions benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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USE OF PROCEEDS TO ISSUER

The Company estimates that if it sells the maximum amount of $2,999,997 from the sale of 444,444 shares of Non-Voting Common Stock, the net proceeds to the issuer in this offering will be approximately $2,819,997, after deducting the estimated total offering fees and expenses of approximately $180,000, comprised of an estimated $135,000 of marketing, legal, accounting, and other professional fees and expenses to be incurred in connection with this offering, plus commissions and fees payable to Dalmore of approximately $55,000.

The following table breaks down our estimated uses of the proceeds from this offering under various funding scenarios as follows:

	25% of the Maximum Offering Amount	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	Maximum Offering Amount
Gross Proceeds to the Company	$749,999	$1,499,999	$2,249,998	$2,999,997
Estimated offering Fees and Expenses	$33,750	$67,500	$101,250	$135,000
Commissions and Fees to Broker Dealer (Dalmore)	$32,500	$40,000	$47,500	$55,000
Net Proceeds	$683,749	$1,392,499	$2,101,248	2,809,997
CalTier Platform and Technology	$50,000	$100,000	$200,000	$250,000
Operational/General and Administrative	$350,000	$600,000	$900,000	$1,200,000
Company Marketing and Advertising	$283,749	$692,499	$1,001,248	$1,359,997

Because the offering is a “best efforts” offering, we may close the offering without sufficient funds for all the intended purposes set out above.

The Company reserves the right to change the use of proceeds at management’s discretion.

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THE COMPANY’S BUSINESS

Overview

CalTier, Inc. is a fintech company seeking to change the way people around the world invest into real estate and other alternative asset classes. CalTier is currently focused on bringing institutional-grade real estate investments to the everyday investor and removing the complicated barriers that currently exist. CalTier was initially formed in 2017 as a Limited Liability Corporation under the laws of the State of California and was subsequently converted into a C Corporation in 2022 under the laws of the State of Delaware.

We believe in making real estate investments easy for everyone - whether you are a seasoned investor or just getting started. CalTier intends to change the way people around the world invest into alternative assets such as real estate. We created a platform (the “Platform”) that enables everyday investors from around the world to benefit from investing in real estate and other alternative assets.

CalTier’s goal is to create and manage funds and pooled investment vehicles, including special purpose vehicles (“SPVs”) that invest in real estate and real estate related assets. CalTier manages a real estate portfolio fund, CalTier Fund I, LP, which is making investments in real estate and is currently available for investment. CalTier also intends to launch additional funds and vehicles over the next 12 months.

CalTier believes everyone should be able to invest into real estate regardless of wealth level, experience, knowledge or location, and it is our goal through our Platform to make such investments available to anyone with a desire to invest in these assets.

The Company has one wholly owned subsidiary, CalTier Advisors, LLC. CalTier Advisors is an internet investment advisor registered with the SEC.

Our Business

Fund Creation & Management

The Company is in the business of managing or serving as a general partner to one or more real estate and real estate related funds or pooled investment vehicles Typically, these entities acquire ownership of multi-family workforce housing. These assets are often off-market and have historically not been made available to the general public.

CalTier has extensive relationships within the real estate industry and selects properties on behalf of its entities discovered through real estate brokers, pre-existing professional relationships, independent property owners and public/city properties and/or owned land.

In November 2019, CalTier launched its first Regulation A fund, CalTier Fund I LLC (“Fund I”). Fund I offers securities pursuant to Regulation A, Tier 2, and focuses on multi-family assets. In 2020, CalTier successfully raised the minimum offering amount for its fund, enabling the public to invest for as little as $500 into Fund I’s real estate ventures. CalTier is entitled to earn fees for providing management services to Fund I, including an acquisition fee of up to 2.5% of the value per property that Fund I acquires, 3% of the net asset value (NAV) of Fund I at the end of each quarter, as well as construction management fees, property management fees, marketing fees, and disposition fees at the sale of a property (as applicable). As of this Offering Circular, Fund I has raised approximately $6 million from investors in its Regulation A offerings, and has made investments in over 18 properties to date, though the majority of its assets are deployed in two wholly owned real estate assets. CalTier intends to implement similar fee structures for the other funds and entities that it intends to establish in the future – including funds and entities aimed at investing capital into equity, debt and government issued programs to complement Fund I.

CalTier derives all of its revenues from management fees and other compensation earned in connection with the management of its real estate funds and entities, as well as the management of the assets held by its funds and entities. CalTier earns:

●	Asset Management Fees at annualized rate ranging between 2.0% and 3.0% of the net asset value (“NAV”) of the managed entity.
●	Asset Acquisition Fees when a managed entity makes a real estate investment, equal to 1.0% 2.5% of the purchase price of the investment.

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●	Construction Management Fees if CalTier manages the construction or renovation of an investment property of one of its managed entities, equal to 5.0% to 7.5% of the cost of such construction.
●	Disposition Fees upon the sale of an investment by one of CalTier’s managed entities of 0.5% or 1.0% of the investment’s sale price.
●	Property Management Fees for management of its managed entities’ investment properties equal to 2.5%-4.0% of gross collected rents from a property.
●	Marketing Fees for providing and managing marketing campaigns for its managed entities. Such fees are determined on a case-by-case basis with its managed entities depending on the services provided by CalTier in this regard.

Investment Platform

As described above, CalTier created the Platform that enables everyday investors from around the world to benefit from investing in real estate and other alternative assets. CalTier has over 30,000 users on its Platform as of the date of this Offering Circular and is currently hosting Fund I’s Regulation A, Tier 2 offering on the Platform, in which Fund I is seeking to raise up to $72 million. As of the date of this Offering Circular, CalTier does not charge any fees for hosting offerings on the Platform, and does not otherwise generate any revenues directly from operating the Platform.

Our Subsidiary - CalTier Advisors, LLC

The Company’s wholly-owned subsidiary, CalTier Advisors, LLC, is an internet investment advisor registered with the SEC. CalTier Advisors offers ongoing investment advisory services regarding real estate or real estate-related investments to retail investors primarily through the Platform, and also offers investment advisory services to one or more real estate and real estate related funds or pooled investment vehicles. CalTier Advisors provides investment advisory services to its retail clients through the Platform on a non-discretionary basis. This means that its clients make the ultimate decision whether to purchase or sell any investments. Our Company has discretion to manage CalTier Advisors’ retail client’s investment(s) once the client decides to invest in a CalTier pooled investment vehicle. The Company also serves as the manager (or general partner) of the funds or investment vehicles that are offered as investment options on the Platform. The Company has management and decision making authority over all actions of the funds and entities that it has created. In certain circumstances, CalTier Advisers may provide investment advice to our funds and entities, including advising on the suitability of investment in real estate related securities (such as, for example, a minority ownership interest in a joint venture entity that owns property). However, ultimate decision making authority remains with the Company as manager (or general partner) of its funds and entities.

Our Development

CalTier has been developed by a driven executive team with experience in real estate, foreign direct investment (FDI), software and technology, investment visas, law, and finance. CalTier has also compiled an advisory council that consists of highly experienced professionals in fund management, real estate, international tax, compliance, capital markets, and technology to better help it navigate its current and planned operations.

To date, CalTier has successfully:

●	Raised initial seed rounds of funding;
●	Launched Fund I, a real estate portfolio fund where we sell securities under the exemption provided by Regulation A, which made investments in over 18 properties to date.
●	Introduced the Platform and commenced building a community of investors and users on its platform (30,000 + as of the date of this Offering Circular);
●	Solidified key real estate partnerships which we believe will provide access to $100 million worth of real estate opportunities a year;
●	Introduced innovative solutions such as the “No Cost” Self-Directed IRA whereby CalTier covers the costs of a Self-Directed IRA account;
●	Raised over $200,000 in our previous Regulation Crowdfunding offerings completed in 2022 and 2023;
●	Developed mobile application for iPhone and Android users (an app version of the Platform); and
●	Expanded its offerings to international investors.

Market Overview

The US equity market is worth approximately $46 trillion according to data published by Siblis Research in June 2023, and we estimate that the “retail” or “everyday” investor market comprises approximately 23% of this market. According to a 2022 Credit Suisse Global Wealth Report there are 1.8 billion people with a net worth of between $10,000 and $100,000, most of which is grossly underserved according to many reports. At CalTier, we believe these figures indicate a massive opportunity and a great need for providing access to investors traditionally deprived of the kinds of investment opportunities we seek to facilitate.

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In recent years, we have also started to see the democratization of wealth with companies like Robinhood, FundRise, eTrade, Republic, Cadre and others. Through the use of technology, investing has never been easier and more accessible; however, we believe that there are still some investments and investors that remain underserved.

Historically, certain investments, particularly institutional-grade commercial real estate, has been extremely difficult for everyday investors to participate in due to the exclusive nature of the investments, high minimums, long lock-in periods, and lack of accessibility. CalTier aims to break down the traditional barriers for the everyday investor through its Platform, funds and entities, and opportunities for not only U.S. investors but also international investors.

Real Estate

Commercial real estate has historically been reserved for exclusive groups and ultra-high net worth investors. It has played a big role in contributing to the building and preserving the wealth of many throughout the years but has not been easily accessible to everyone. Through its Platform and its Fund I, CalTier aims to open up the door to these traditionally hard to invest into real estate opportunities. Together with its network and real estate partners, CalTier has access to hundreds of millions of dollars’ worth of real estate opportunities a year, which we intend to make available to the everyday investor through the investment funds and other vehicles we establish and make open for investment.

Currently, CalTier is primarily focused on institutional-grade multi-family assets. Based on our understanding of the multi-family real estate market, CalTier believes that existing apartments will continue to do quite well in terms of occupancy and rent growth (i.e., 95%+ occupancy rate and 4% rent growth), which is supported by the U.S. Real Estate Market Outlook 2023 published by Coldwell Banker Richard Ellis (CBRE). CalTier also believes that, as an asset class, multi-family assets in the West, Midwest and Southwest areas of the United States will continue to benefit from appealing risk-adjusted returns. CalTier’s understanding is that even through the volatility of the markets, the fundamental demand for housing, coupled with population growth, make apartments a relatively safe option for investment capital. As such, we intend for the funds we create in the near future to focus on institutional-grade multi-family real estate assets.

Competition

With respect to the funds and entities we create and manage, our ability to produce revenues from the management of those funds and entities will rely on several factors including and not limited to sourcing and acquiring properties to development and the real estate market once we have developed the properties.

Our funds and entities will compete with other organizations that invest in the same types of real estate assets that our funds and entities do, including real estate acquisition funds, REITs (e.g., Fundrise), individuals, corporations, insurance companies, pension funds, partnerships and private funds, for both the properties to development as well as for buyers and tenants once the properties have been developed. Many of these entities have more resources than our funds and entities.

With respect to our operation of the Platform, we face competition from other online investment platforms that offer real estate investments (such as Rise Companies Corp, which owns and operates the Fundrise Platform). Many of our competitors in this space are substantially larger and have considerably greater financial, technical and marketing resources than us.

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Regulation

CalTier Advisors is an SEC-registered internet investment adviser. An SEC-registered internet investment adviser is permitted to offer investment advice and manage investment portfolios for clients exclusively through online platforms, provided they meet certain criteria. CalTier Advisors must adhere to a comprehensive set of compliance obligations to ensure they operate within the regulatory framework established by the SEC for SEC-registered internet investment advisers. These compliance obligations may lead to increased costs and potential liability for CalTier Advisors (as well as the Company, as the owner of CalTier Advisors) in the event of non-compliance.

In addition, we intend to conduct our operations (and the operations of our subsidiary, funds and entities that we manage) so that neither we nor they will be required to register as an investment company under the Investment Company Act. The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. If anything were to happen which would cause us or them to be required to register as an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, our affiliates and our executive officers and directors, or any combination thereof, and adversely affect our business, financial condition and results of operations.

Employees

CalTier currently has three employees, each of whom serve as executive officers of CalTier. The executive officers of the Company manage day-to-day affairs, oversee the review, selection and recommendation of investment opportunities for its funds and entities. They also service acquired investments of CalTier’s funds and entities and monitor the performance of these investments to ensure that they are consistent with the investment objectives of the funds and entities under CalTier’s management. The Company directly bears the costs of the compensation paid to these individuals.

CalTier intends to hire additional employees in the future to help further its goals, such as technology development personnel for its Platform, as well as marketing and advertising personnel to help further efforts to grow the Platform’s user base.

Litigation

In October 2023, the Company was brought into a “slip and fall” lawsuit related to an incident that occurred adjacent to a property owned by one of Company’s real estate funds. The plaintiff originally sued the city because the accident occurred on city property; however, the city subsequently filed a cross-complaint naming the Company as a co-defendant, alleging that the property owned by the Company’s real estate funds may have contributed to the occurrence of the accident.

The Company believes that any and all claims by the plaintiff or city against the Company stemming from this incident are without merit and is defending itself vigorously against such claims. While the Company believes it will be successful in defending itself against any and all alleged claims, there can be no assurance as to the outcome of this lawsuit.

Other than described above, the Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

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THE COMPANY’S PROPERTY

The Company leases office space at 14269 Danielson St., Poway, CA 92064, which serves as its headquarters (as well as the headquarters of its wholly-owned subsidiary, CalTier Advisers, LLC). Neither the Company nor its subsidiary own or rent any other properties directly. The Company manages a number of real estate funds and entities that have invested in properties throughout the United States – however, those funds and entities are not subsidiaries of the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Our financial statements can be found at the end of this Offering Circular. The financial statements were audited by PKF San Diego, LLP. The following discussion should be read in conjunction with our audited financial statements and the related notes included in this Offering Circular. We note that the financial statements are in the name of “CalTier Realty, LLC” which is the previous name of the Company. Effective March 23, 2022, the Company converted from a California limited liability company to a Delaware corporation, and changed its name to “CalTier, Inc.” in the process. As such, the financial statements of “CalTier Realty, LLC” are the financial statements of the Company.

The Company is in the business of managing or serving as a general partner to one or more real estate and real estate related funds or pooled investment vehicles which offer securities pursuant to Regulation A or Regulation D. The Company has one wholly owned subsidiary (and no minority owned subsidiaries), CalTier Advisors, LLC. CalTier Advisors is in the business of (i) an internet investment advisor registered with the SEC that offers ongoing investment advisory services regarding real estate or real estate related investments to retail investors, and from time to time, (ii) providing advisory services to one or more real estate and real estate related funds or pooled investment vehicles which may offer securities pursuant to Regulation A or Regulation D. The Company’s funds and pooled investment vehicles, include CalTier Fund I, LP, CalTierSDI, LLC, CalTierAZI, LLC, CalTierTXI, LLC, and CalTierLVI, LLC. As of June 30, 2023, the Company owned no real property, accordingly, all of its revenues were derived from its asset management and fund management services, specifically, revenues can come from asset management fees, incentive fees, principal investment income and administrative, transaction and other fees.

Also, as of the date of this Offering Circular, CalTierSDI, LLC and CalTierTXI, LLC are no longer operational, and are in the process of being wound up.

Results of Operations

For the Six-Month Periods Ended June 30, 2023 and 2022

Revenues: The Company generated $52,977 in revenues during the six months ended June 30, 2023, compared to $22,814 revenues generated during the six months ended June 30, 2022. All of the Company’s revenues were derived from fees earned in connection with management of the Company’s real estate funds and entities. The 76% increase in revenues was primarily the result of Company having greater assets under management during the six months ended June 30, 2023 compared to the prior period. The Company generated the following revenues for the six months ended June 30, 2023 and 2022, respectively: $35,181 and $10,905 in asset management fees, respectively; $8,982 and $0 in asset acquisition fees, respectively; and $8,690 and $6,000 in disposition fees, respectively.

Operating Expenses: The Company incurred total operating expenses of $598,729 during the six months ended June 30, 2023 – a 49% increase compared to operating expenses of $400,831 incurred during the six months ended June 30, 2022. Operating expenses in both periods were primarily comprised of selling and general and administrative expenses, which were $448,001 for the six months ended June 30, 2023 and $321,626 for the six months ended June 30, 2022. This 39% increase selling and general and administrative expenses during the six months ended June 30, 2023 was primarily the result of an increase in the compensation to its staff and contractors as the Company had more assets under management (through management of its funds and entities) during the six months ended June 30, 2023 than during the prior period, and therefore had increased operations which necessitated more work on the part of its workforce. The remainder of the Company’s operating expenses in both periods was comprised of professional and legal fees, which amounted to $150,727 during the six months ended June 30, 2023, compared to $79,205 for the six months ended June 30, 2022. Professional and legal expenses nearly doubled during the six months ended June 30, 2023 compared to the prior period due primarily to the growth of the Company, which led to increased compliance costs. Additionally, we incurred legal expenses in pursuing our subsidiary CalTier Advisor’s SEC internet investment advisor registration during the six months ended June 30, 2023, which we did not incur during the six months ended June 30, 2022.

Loss on Investment: During the six months ended June 30, 2022, an investment of which the Company is the general partner and manager, was deemed to be insolvent and the investment fully impaired. Although the Company was not legal liable for these losses, the Company decided to ensure that the investors initial contributions were returned. In late 2021 and throughout 2022, the Company returned to these investors $101,300 of their contributions and recognized a loss on this investment of $143,750 as of June 30, 2022. No loss was recorded during the six months ended June 30, 2023. The Company has committed to purchasing the remaining investors contributions in the amount of $49,700 as of June 30, 2023, which is included in accounts payable and accrued expenses in the accompanying balance sheets.

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Net Loss: As a result of the foregoing, the Company had a net loss of $546,752 for the six months ended June 30, 2023, a 5% decrease compared to a net loss of $522,017 for the six months ended June 30, 2023.

For the Fiscal Years Ended December 31, 2022 and 2021

Revenues: The Company generated $72,817 in revenues during the twelve months ended December 31, 2022, a $142,742 decrease from revenues of $215,559 for the twelve months ended December 31, 2021. For both years ended December 31, 2022 and 2021, all of the Company’s revenues were derived from fees earned in connection with management of the Company’s real estate funds and entities. This decrease in revenues in 2022 compared to 2021 was primarily the result of the Company selling certain real estate assets held by certain of our managed funds and entities in 2021, which resulted in proceeds to the Company in the form of distributions of cash from those funds and entities of approximately $163,000 and there was no equivalent distribution in 2022. The decrease in distributions was partially offset by an increase of approximately $13,000 in asset management fees and an increase of approximately $6,000 asset acquisition fees between 2021 and 2022.

Operating Expenses: The Company incurred total operating expenses of $1,570,297 during the twelve months ended December 31, 2022 – a significant increase from operating expenses of $407,062 for the twelve months ended December 31, 2021.

The following were the main drivers in the increase in operating expenses:

●	A $548,361 increase in selling, general and administrative expenses due to increase in the usage of staff and contractor work as the Company had more assets under management (through management of its funds and entities).
●	A $614,874 increase in professional and legal expenses due to the Company conducting its first Regulation Crowdfunding offering in 2022, for which we incurred increased accounting fees (related to preparing our audited financials) and legal fees, as well as fees related to our ongoing compliance with Regulation Crowdfunding regulations. Additionally, we incurred legal expenses in pursuing our subsidiary CalTier Advisor’s SEC internet investment advisor registration.

Net Loss: As a result of the foregoing, the Company incurred a net loss of $1,670,211 for the twelve months ended December 31, 2022 compared to a net loss of $191,503 for the twelve months ended December 31, 2021.

Liquidity and Capital Resources

As of June 30, 2023, the Company had $14,105 in cash on hand, as well as $230,592 in accounts receivable from related parties, and $460,758 in advances to related parties. To date, the Company has not made any profits.

During the year ended December 31, 2022, the Company conducted a Regulation Crowdfunding offering, in which it raised $206,800 from the sale of 41,360 shares of Non-Voting Common Stock. Additionally, the Company received an additional $825,000 in investments via 506(c) Regulation D offerings of Non-Voting Common Stock during the year ended December 31, 2022. In October 2023, the Company conducted a second Regulation Crowdfunding offering, in which it raised gross proceeds of $17,862 from the sale of 2,748 shares of Non-Voting Common Stock.

The Company is conducting a concurrent private placement pursuant to 506(c) of Regulation D for up to $2,000,000 worth of our Non-Voting Common Stock.

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Receiving proceeds from securities offerings, or from other sources of financing, is necessary for the viability of the Company. The Company’s current burn rate is approximately $91,125 per month, excluding costs associated with the offering of our securities. The Company estimates that if it raises the maximum amount sought in this offering, it could continue at its current rate of operations for at least 12 months without raising additional capital. However, as we continue to fundraise and develop our operations, we anticipate increasing our monthly costs proportionately.

If the Company is unsuccessful in raising proceeds from this offering, it would seek other sources of financing, including loans and other offerings of equity and/or debt.

Indebtedness

In March 2022, the Company issued promissory notes to each of Herts Investment International, LLC (an entity owned by Matthew Belcher), Travis Hook, and Parker Smith. The promissory notes were issued by the Company as consideration for the Company repurchasing Voting Common Stock (at the time, limited liability company interests) from each of (Matthew Belcher), Travis Hook, and Parker Smith. The promissory notes each bear interest at 5% per annum and, subject to the Company having sufficient cash flows as reasonably determined by the Company’s management, are due and payable in five tranches (each one-year apart) with 20% of the outstanding principal and interest due each year, until the entire balance has been repaid (if according to schedule, on February 22, 2027). The related party notes payable, plus accrued interest, amounted to $724,500 and $718,750 at June 30, 2023 and December 31, 2022, respectively.

Commitments

In July 2022, the Company entered into a software development contract with a third-party to develop its application and platform for real estate investments and its investors. Under the terms of this arrangement, the Company committed to pay $1,600,000, $400,000 which is payable in cash and $1,200,000 for 250,000 shares of the Company’s common stock. The common stock is only issuable if the software works to the appropriate specifications designated by the Company. Through June 30, 2023, the Company has paid $114,924 in cash for these services.

In April 2023, the Company issued a promissory note to an entity related to a shareholder in the amount of $25,000, that bears interest at 10% and was due June 12, 2023. This amount has been fully repaid, and is no longer outstanding as of the date of this Offering Circular.

An investment by a fund of which the Company serves as the general partner and manger, suffered a complete loss. Although the Company is not legally liable for these losses, our Company’s management decided to ensure that the investors’ initial contributions were returned in full. In late 2021 and throughout 2022, the Company has returned to these investors $101,300 of their contributions and recognized a loss on this investment of $144,000. The Company has committed to purchasing the remaining investors contributions in the amount of $49,700, which is included in accounts payable and accrued expenses in the accompanying balance sheets.

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Trend Information

CalTier believes that existing apartments will continue to do quite well in terms of occupancy (i.e., 95%+ occupancy rate), CalTier also believes that as an asset class, multi-family assets in West, Midwest and Southwest areas will continue to benefit from appealing risk-adjusted returns. CalTier’s understanding is that even through the volatility of the markets, the fundamental demand for housing, coupled with population growth, make apartments a relatively safe option for investment capital. As such, we intend that the focus of the funds and entities we create in the near future will also be investing in institutional-grade multi-family real estate assets.

The Company’s wholly-owned subsidiary, CalTier Advisors, LLC (“CalTier Advisors”), is an internet investment advisor registered with the SEC. CalTier Advisors offers ongoing investment advisory services regarding real estate investments to retail investors primarily through the Platform. CalTier Advisors provides investment advisory services to its clients through the Platform on a non-discretionary basis. This means that its clients make the ultimate decision whether to purchase or sell any investments. Our Company has discretion to manage CalTier Advisors’ retail client’s investment(s) once the client decides to invest in a CalTier pooled investment vehicle. The Company also serves as the manager or general of the funds and entities that are offered as investment options on the Platform.

As a result of CalTier Advisors becoming an SEC registered internet investment adviser, it is subject to additional compliance and regulatory requirements, which may lead to increased costs and potential liability for CalTier Advisors (as well as the Company, as the owner of CalTier Advisors).

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this Offering Circular, the Company’s executive officers and directors are as follows:

Name	Position	Age	Term of Office	Approx. hours per week (if not full time)
Executive Officers
Matthew Belcher	Chief Executive Officer, President, and Director	46	2017 - Current	Full time
Parker Smith	Chief Financial Officer, Chief Operating Officer, Director	42	2017 - Current	Full time
Travis Hook	Chief Information Officer, Secretary, and Director	37	2017 - Current	Full time
Directors
Matthew Belcher	Director	46	2017 - Current
Parker Smith	Director	42	2017 - Current
Travis Hook	Director	37	2017 - Current

Matthew Belcher, Chief Executive Officer, President, and Director

Matt Belcher is a founder of CalTier. He has over 20 years executive management experience across several continents covering deal structuring, M&A and sales/marketing while working with some of the largest companies in the world including BP, Shell, The International Olympic Committee, FT.com, Barclays Capital, Deutsche Bank, Virgin and many more. In 2016, Matt co-founded San Diego EB-5 Regional Center, a USCIS approved Regional Center. In 2017, he co-founded Woodmont EB-5 Regional Center. Within these roles, he provides high-value advice, project direction, fund management and deal-making services to project owners and stakeholders looking to leverage the EB-5 funding program and foreign direct investment (FDI) as a whole. He has been engaged in many aspects of complex real estate transactions, deal origination, Foreign Direct Investment (FDI), foreign trade and deal structuring. His Real Estate experience covers projects and deals ranging from $1 million to over $1 billion.

Parker Smith, Chief Financial Officer, Chief Operating Officer, Director

Parker Smith is the CFO, COO, and a Director of CalTier. Since 2016, Mr. Smith has been a Co-Founder and Managing Attorney at Sy and Smith, PC, focusing on Civil Litigation, Immigration Law, and Business Transactions. Prior to Sy and Smith, Parker worked for one of the top U.S. defense consulting firms and managed his own legal practice. Parker Smith received his Juris Doctor from Thomas Jefferson School of Law. He has a Bachelor’s in Business Finance from Brigham Young University, and spent several years working in the banking industry. He is a member of the California and Utah State Bars and is fluent in Spanish.

Travis Hook, Chief Information Officer, Secretary, and Director

Travis Hook is a founder of CalTier. From 2013 to 2016, Travis Hook worked as a residential and commercial real estate agent under Coastal Pacific Real Estate Brokerage in La Jolla, CA. In 2015, he co-founded MyCityShares, LLC, a management consulting company offering custom research, document creation, consulting and audit solutions to help domestic and international clients take advantage of the U.S. investment visa programs through U.S. Rea Estate acquisition and development opportunities. In 2016, Travis Hook also co-founded the San Diego EB-5 Regional Center, a regional development entity licensed by the United States Citizenship and Immigration Services (USCIS) to promote regional job creation through foreign investment. He received his Bachelors of Science from Baylor University in 2008 and his Masters of Business Administration from Marshall Goldsmith School of Management in 2015, with an emphasis on entrepreneurship and international business and is currently pursuing an Industrial and Organizational Psychology PhD at California School of Professional Psychology in San Diego, CA.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2023, we compensated our three highest-paid directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Matt Belcher	CEO	$129,277.00	-	$129,277.00
Parker Smith	CFO	$131,277.00	-	$131,277.00
Travis Hook	CIO	$129,277.00	-	$129,277.00

For the fiscal year ended December 31, 2023, we paid our directors as a group $0 for their services as directors There are 3 directors in this group.

Each of our officers has signed an employment agreement with the Company, which provides for an annual base salary of $120,000. The agreements are attached as Exhibits 6.1, 6.2, and 6.3 to the Offering Statement of which this Offering Circular forms a part.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of February 6, 2024, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (4)
Voting Common Stock	Herts Investment International, LLC (2)	1,785,000 shares	N/A	24.86%
Voting Common Stock	Parker Smith	1,785,000 shares	N/A	24.86%
Voting Common Stock	Travis Hook, LLC (3)	1,785,000 shares	N/A	24.86%

(1)	The address of each beneficial owner is the Company’s principal office.
(2)	Matt Belcher owns 100% of Herts Investments International, LLC
(3)	Travis Hook owns 100% of Travis Hook, LLC
(4)	Based on 7,179,500 shares of Voting Common Stock issued and outstanding as of February 6, 2024.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Promissory Notes with Officers and Directors

In March 2022, the Company issued promissory notes to each of Herts Investment International, LLC (an entity owned by Matthew Belcher), Travis Hook, and Parker Smith. The promissory notes were issued by the Company as consideration for the Company repurchasing Voting Common Stock (at the time, limited liability company interests) from each of Matthew Belcher, Travis Hook, and Parker Smith. The promissory notes each bear interest at 5% per annum and, subject to the Company having sufficient cash flows as reasonably determined by the Company’s management, are due and payable in five tranches (each one-year apart) with 20% of the outstanding principal and interest due each year, until the entire balance has been repaid (if according to schedule, on February 22, 2027). Each note will become immediately due and payable upon a “Change of Control”. A “Change of Control” – i.e. a sale of substantially all of the assets of the Company or a transaction in which 50% or more of the voting power of the Company is acquired. Finally, upon an “event of default”, the holder of the note may declare the entire unpaid balance of the note to be immediately due and payable. An “event of default” under the note may occur if the Company fails to make any required payments due under the note within 30 days of the due date, or if the Company commences an action to declare bankruptcy. The related party notes payable, plus accrued interest, amounted to $724,500 and $718,750 at June 30, 2023 and December 31, 2022, respectively.

Copies of each of these notes are filed as Exhibits 6.4, 6.5, and 6.6 to the Offering Statement of which this Offering Circular forms a part.

Promissory Note with Shareholder

In April 2023, the Company issued a promissory note to an entity related to a shareholder in the amount of $25,000, that bears interest at 10% and was due June 12, 2023. This amount has been fully paid, and this note is no longer outstanding.

Dealings with our Funds and Entities

Advances to related parties are expenses and other costs paid for on behalf of related parties until those operations raise capital and begin operations. The balance of advances to related parties, our funds and entities, at June 30, 2023 and December 31, 2022 was approximately $117,942 and $343,000, respectively.

Employment Agreements

In 2022, the Company entered into employment agreements for annual compensation of $120,000 a year with Matthew Belcher, Parker Smith, and Travis Hook, all of whom serve on the Board of Directors and executives of the Company.

Copies of each of these employment agreements are filed as Exhibits 6.1, 6.2, and 6.3 to the Offering Statement of which this Offering Circular forms a part.

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SECURITIES BEING OFFERED

The following descriptions summarize important terms of our Non-Voting Common Stock. This summary reflects CalTier's Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”) and does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, copies of which are included as Exhibit 2.1 and 2.2, respectively, to this this Offering Circular. For a complete description of the Company’s Non-Voting Common Stock, you should refer to our Certificate of Incorporation, Bylaws and applicable provisions of Delaware General Corporation Law.

General

The Company’s authorized capital stock consists of 7,266,667 shares of Voting Common Stock, par value $0.0001 per share, of which 7,179,500 is outstanding as of the date this Offering Circular, and 2,733,333 shares of Non-Voting Common Stock, par value $0.0001 per share, of which 1,780,898 is outstanding as of the date of this Offering Circular. For this offering, the Company is issuing up to 200,000 shares of Non-Voting Common Stock at purchase price of $6.75 per share (assuming no bonus shares are issued). We collectively refer to our Voting Common Stock and Non-Voting Common Stock below as “Common Stock”.

Common Stock

Dividend Rights

The Board of Directors may declare a dividend to holders of the Company’s Common Stock from time to time upon their discretion.

Voting Rights

Holders of Non-Voting Common Stock do not have voting rights in the Company. Holders of Voting Common Stock have voting rights in the Company and may vote to require the Company to take certain actions (such as the removal of directors of the Company upon affirmative vote of the holders of a majority of the voting power of the Company).

Rights and Preferences

Holders of the Company's Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company's Common Stock. The rights, preferences and privileges of the holders of the Company’s Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of shares, common or preferred, that we may designate in the future.

35

Additional Restrictions on Transfer of Shares of our Non-Voting Common Stock as set forth in our Company’s Bylaws

Lock-Up

No stockholder of the Company may transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any common stock or other securities of the Company held by the stockholder during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its common stock, whenever that may occur.

36

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months while this offering is open, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

37

CALTIER, INC. (f.k.a. CALTIER REALTY, LLC)

Financial Statements

38

PKF San Diego, LLP

INDEPENDENT AUDITORS’ REPORT

To the Members and Management of

CalTier, Inc. (f.k.a. CalTier Realty, LLC)

San Diego, California

Opinion

We have audited the accompanying financial statements of CalTier, Inc. (f.k.a. CalTier Realty, LLC), a Corporation, which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’/members’ equity(deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CalTier, Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CalTier, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception and has an accumulated deficit of approximately $1,900,000 at December 31, 2022. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CalTier, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

2020 Camino del Rio North, Suite 1000, San Diego, CA 92108

T: (619) 238 1040 F: (619) 237 5177    E: info@pkfsandiego.com    W: www.pkfsandiego.com

PKF San Diego, LLP is a member firm of the PKF International Limited and Allinial Global families of legally independent firms and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm or firms.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CalTier, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CalTier, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ PKF San Diego, LLP

San Diego, California	PKF San Diego, LLP

June 30, 2023

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
Current Assets
Cash	$85,932	$239,099
Advances to related parties	342,816	377,197
Prepaid expenses	30,000	4,125

Total current assets	458,748	620,421

Accounts receivable - related parties	207,066	113,162

Total assets	$665,814	$733,583

LIABILITIES AND STOCKHOLDERS' / MEMBERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$160,475	$65,027
Related party notes payable	166,750	-

Total current liabilities	327,225	65,027

Related party notes payable, net of current portion	552,000	-

Total liabilities	879,225	65,027

Commitments and contingencies (Notes 2, 5 and 6)

Stockholders' / Members' Equity (Deficit)
Members' equity	-	668,556
Stockholders' equity (deficit)
Voting shares: $0.0001 par value; 7,266,667 shares authorized and 7,179,500 issued and outstanding	718	-
Nonvoting shares: $0.0001 par value; 2,733,333 shares authorized and 1,937,665 issued and outstanding	194	-
Additional paid in capital	1,455,888	-
Accumulated deficit	(1,670,211)	-

Total stockholders' / members' equity (deficit)	(213,411)	668,556

Total liabilities and stockholders' / members' equity (deficit)	$665,814	$733,583

See Independent Auditors’ Report and Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
REVENUES	$72,817	$215,559

OPERATING EXPENSES
Selling, general and administrative	636,365	88,004
Professional and legal	933,932	319,058

Total operating expenses	1,570,297	407,062

Operating loss	(1,497,480)	(191,503)

OTHER INCOME (EXPENSE)
Interest expense	(28,731)	(3,430)
Loss on investment	(144,000)	-

Total other expense	(172,731)	(3,430)

NET LOSS	$(1,670,211)	$(194,933)

See Independent Auditors’ Report and Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ / MEMBERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Class A	Class B	Nonvoting	Voting	Par Value	Additional	Accumulated
	Units	Units	Shares	Shares	of Shares	Paid in Capital	Deficit	Total
Members' Equity, December 31, 2020	173,300	745,000	-	-	$-	$-	$-	$131,489

Sale of member interests	-	30,000	-	-	-	-	-	600,000
Returned member interests	-	(30,000)	-	-	-	-	-	(30,000)
Conversion of note payable to member interests	-	11,200	-	-	-	-	-	112,000
Member interest issued for services	-	2,500	-	-	-	-	-	50,000
Net loss	-	-	-	-	-	-	-	(194,933)

Members' Equity, December 31, 2021	173,300	758,700	-	-	-	-	-	668,556

Sale of member interests	-	1,250	-	-	-	-	-	25,000
Repurchase of member interests	-	(34,500)	-	-	-	-	-	(690,000)
Returned member interests	-	(20,000)	-	-	-	-	-	(3,556)
Conversion of members' capital to common stock	(173,300)	(705,450)	1,733,333	7,054,500	879	(879)	-	-
Shares issued for services	-	-	-	125,000	13	549,988	-	550,000
Sale of shares of common stock	-	-	204,332	-	20	906,780	-	906,800
Net loss	-	-	-	-	-	-	(1,670,211)	(1,670,211)

Stockholders' Deficit, December 31, 2022	-	-	1,937,665	7,179,500	$912	$1,455,888	$(1,670,211)	$(213,411)

See Independent Auditors’ Report and Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
Cash Flows from Operating Activities
Net loss	$(1,670,211)	$(194,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt	35,861	-
Common stock/member interest issued for services	550,000	50,000
Accrued interest	28,750	3,430
Change in operating assets and liabilities:
Accounts receivable - related parties	(129,765)	(83,010)
Advances to related parties	34,381	(163,822)
Prepaid expenses	(25,875)	(4,125)
Accounts payable and accrued expenses	95,448	60,715

Net Cash Used in Operating Activities	(1,081,411)	(331,745)

Cash Flows from Financing Activities
Payments on returned member interests	-	(30,000)
Proceeds from issuance of member interests/shares	25,000	600,000
Proceeds from issuance of shares of common stock	903,244	-

Net Cash Provided by Financing Activities	928,244	570,000

Net (Decrease) Increase in Cash	(153,167)	238,255

Cash at Beginning of Year	239,099	844

Cash at End of Year	$85,932	$239,099

Supplemental Disclosures of Cash Flow Information:

Cash Paid During the Year For:
Interest	$-	$-
Taxes	$-	$-

Non-Cash Investing and Financing Information:
Conversion of note payable to member interests	$-	$112,000

Issuance of related party notes for repurchase of member interests	$690,000	$-

See Independent Auditors’ Report and Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Nature of Operations

CalTier, Inc. (the “Company”) is a Fintech company that opens the door to professionally managed institutional grade multi-family investments not typically available to the retail investor. The Company is currently focused on bringing institutional-grade real estate investments to the everyday investor and removing the complicated barriers that currently exist. The Company changed its name from CalTier Realty, LLC to CalTier, Inc. on March 23, 2022 and converted from a California Limited Liability Company, which was formed on August 18, 2017, to a Delaware C-corporation.

Real Estate Acquisition & Management

Since inception, the Company has focused primarily on the acquisition, management and growth of equity investments which typically have ownership of multi-family workforce housing. These assets are often off-market and have historically not been made available to the general public. The Company has relationships within the real estate industry and selects properties discovered through real estate brokers, pre-existing professional relationships, independent property owners and public/city properties and/or owned land.

Nature of Operations Summary

The Company has substantially all of its operations conducted through its existing funds and special purpose entities consisting of CalTier Fund I, LP, CalTierSDI, LLC, CalTierAZI, LLC, CalTierTXI, LLC, and CalTierLVI, LLC (the “Operating Partnerships” which are considered related parties) as a general partner or managing member (the “Manager”). The Company operated under the terms of its limited liability operating agreement and current year’s adopted corporate agreement (“Operating Agreement”) that provides the Manager the full, exclusive, and absolute right, power, and authority to manage the business affairs of the Company, control its property and assets, and make all decisions affecting the Company.

The Company provides asset management services for all of the properties in the Company’s portfolio and the additional properties to be acquired by the Company and entities under which the Company has Operating Partnerships for. As of December 31, 2022 and 2021, the Company owned no real property, accordingly, all of its revenues were derived from its asset management and fund management services. The Company serves, directly or indirectly and either alone or with co-managers or co-managing members as the manager or managing member of each of the related entities.

The Company’s activities since inception have consisted of formation activities, capital raising and initial investments. The Company has commenced its planned principal operations and is in the growth phase. The Company is dependent upon additional capital resources for its continued growth and implementation of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned full operations, scaling back on its full planned operations, or failing to profitably operate the business and properties of others.

The Company has raised capital through a crowd funding platform through Regulation CF and Regulation D. The Company’s investment period will commence on the date of the initial closing and expires on the earlier of: (i) the date at which the maximum offering amount has been sold, (ii) August 31, 2023, and (iii) the date at which the offering is terminated by the Company. The Company shall continue indefinitely unless all investments are sold, and distributions made to the members or at the sole discretion of the management at any point in time.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates consist of the valuation of common stock issued for services and collectability of accounts receivable. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less. Investments with maturities or redemption dates greater than 90 days at the date of purchase are included in short-term investments.

Accounts Receivable – Related Parties

Accounts receivable are primarily with related parties that the Company operates as the Manager for which it has earned fees and are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. There was no allowance for uncollectible accounts at December 31, 2022 and 2021. No interest on past due amounts is charged. Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that the balance will not be collected. During the years ended December 31, 2022 and 2021, the Company wrote off as uncollectable accounts $35,861 and $0, respectively.

Advances to Related Parties

Advances to related parties are expenses and other costs paid for on behalf of related parties until those operations raise capital and begin operations. The balance of advances to related parties at December 31, 2022 and 2021 was approximately $343,000 and $377,000, respectively.

Deferred Financing Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1, Other Assets and Deferred Costs and SEC Staff Accounting Bulletin (SAB) Topic 5A - Expenses of Offering. Deferred offering costs consist principally of accounting and legal fees incurred in connection with an offering under Regulation CF or A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the Balance Sheets. The deferred offering costs will be charged against proceeds from member contributions upon the completion of the offering or to expense if the offering is not completed further. The Company had no deferred offerings costs as of December 31, 2022 and 2021.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition

Revenues consist of management fees, carried interest allocation, incentive fees, principal investment income and administrative, transaction and other fees. The Company recognizes revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company’s revenue is based on contracts with a determinable transaction price and distinct performance obligations with probable collectability. Revenues are not recognized until the performance obligation(s) are satisfied. All of the Company’s revenues were generated from related parties.

In addition, the Company typically operates as a General Partner and manages investment portfolios. All fees are earned from affiliated funds of the Company. The contractual terms of these fees vary by fund structure and investment strategy.

Asset Management Fee

Asset management fees are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value (“NAV”), net investment income, total assets or par value of the investment portfolios managed by the Company. All asset management fees are earned from affiliated funds of the Company. The contractual terms of management fees vary by fund structure and investment strategy. Asset management fees are recognized as revenue in the period advisory services are rendered, subject to the Company’s assessment of collectability. The asset management fee is equal to an annualized rate ranging between 2.0% and 3.0%, which is based on the NAV or capital contributions at the end of each prior quarter. For the years ended December 31, 2022 and 2021, the Company earned $57,681 and $44,174 in asset management fees, respectively.

Asset Acquisition Fee

For each real estate investment, the Company assists in investment portfolios managed by the Company, the Company will receive 1.0%-2.5% of the investment’s purchase price once the investment is made by the investment company. For the years ended December 31, 2022 and 2021, the Company earned $14,231 and $7,900 in asset acquisition fees, respectively.

Construction Management Fee

For each real estate investment for which the Company manages the construction or renovation, the Company is entitled to receive additional fees for construction supervision in connection with certain construction activities undertaken at the managed properties equal to 5.0%-7.5% of the cost of such construction. For the years ended December 31, 2022 and 2021, the Company did not earn any construction management fees.

Disposition Fee

For each real estate investment, the Operating Partnerships will pay its General Partner or its designated affiliate 0.5%-1.0% of the investment’s sale price. For the fiscal years ended December 31, 2022 and 2021, the Company earned $905 and $0 in disposition fees, respectively.

Property Management Fee

The Company earns property management fees by providing continuous services pursuant to property management agreements with certain clients. The Company generally earns fees under these agreements equal to 2.5%-4.0% of gross collected rents from a property. For the years ended December 31, 2022 and 2021, the Company did not earn any property management fees.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Marketing Fee

The Company earns marketing management fees by providing marketing campaigns, designing advertising and promotional information with certain clients. The Company generally earns fees under these agreements based upon effort agreed to by both parties and when the materials or advertising occurs or at a point in time. For the years ended December 31, 2022 and 2021, the Company did not earn any marketing fees.

Carried Interest

As part of the agreements the Company has within certain Operating Partnerships, the Operating Partnerships will pay the General Partner a percentage of any remaining proceeds as carried interest. For the years ended December 31, 2022 and 2021, the Company earned $0 and $163,485 in carried interest, respectively.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was approximately $272,000 and $54,000 for the years ended December 31, 2022 and 2021, respectively.

Management Compensation

Management compensation expenses are paid to the Class B Members and current voting common stockholders who manage the Company according to the Company’s Operating Agreement (as employees and/or consultants). In addition, the Company entered into employment agreements with certain stockholders in 2022. Management compensation expense was $402,900 and $233,000 for the years ended December 31, 2022 and 2021, respectively, and is included in professional and legal expenses in the statements of operations.

Research and Development

Research and development cost are for the Company’s software development expenditures and consist primarily of costs for consultants and related contract research and facility costs. Expenditures relating to research and development incurred pre-technological feasibility are expensed as incurred. Post-technological feasibility expenditures are capitalized as incurred. Research and development expense was approximately $64,000 and $0 for the years ended December 31, 2022 and 2021, respectively.

Reclassifications

Certain balances have been reclassified from prior year to conform to current year classifications.

Income Taxes

From inception through March 22, 2022, the Company was not subject to federal or state income taxes since it was a limited liability company. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes had been included in the accompanying financial statements.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Effective March 23, 2022, the Company converted from a California Limited Liability Company to a Delaware C-corporation and, as a result, became subject to corporate federal and state income taxes. The Company complies with FASB ASC 740, Income Taxes, (“FASB ASC 740”) for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provision (benefit) for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and credit carry-forwards. Deferred tax assets and liabilities are determined using the enacted tax rates in effect for the years in which those tax assets are expected to be realized. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s policy is to recognize interest and/or penalties related to all tax positions in income tax expense. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position and no interest or penalties were accrued as of December 31, 2022 and 2021. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Liquidity

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the next 12-month period following the date of the Independent Auditors’ Report. The Company had cumulative losses of approximately $1,900,000 as of December 31, 2022, raising substantial doubt about the Company’s ability to continue as a going concern within one of the date of the Independent Auditor’s Report.

The Company has not been profitable since its inception and management forecasts profitability going forward. Management is confident the Company will continue as a going concern by generating and maintaining profitable operations in the future. If necessary, management will finance operating costs with additional funding through future rounds of capital raises from stockholders or other qualified investors to pursue its business plan. Management believes that if required, it will be able to obtain capital raises on terms acceptable to the Company, however, there can be no assurances that the Company will be successful. These financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Subsequent Events

Subsequent to year-end, the Company received $100,000 from the sale of common stock.

In May 2023, the Company created a wholly-owned subsidiary, CalTier Advisors, LLC to provide services to its clients and investor as an internet investment advisor.

In April 2023, the Company issued a promissory note to an entity related to a shareholder in the amount of $25,000, that bears interest at 10% and was due June 12, 2023. The Company has made certain payments on this loan, however, there remains an unpaid balance.

The Company evaluated all significant events or transactions that occurred through June 30, 2023, the date these financial statements were available to be issued.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Note Payable and Related Party Notes Payable

In December 2019, the Company borrowed $100,000 on this convertible note. On May 18, 2021, the Company converted the note payable of $100,000 plus accrued interest of $12,000 into Class B Member units. At December 31, 2022 and 2021, the balance of the note amounted to $0 and $0, respectively.

In March 2022, three of the Company’s members sold back 34,500 member units back to the Company for $690,000 and entered into three separate note payable agreements with these members. These notes are unsecured, bear interest at 5% and are payable in five equal annual payments of $138,000 on February 22 of each year and the final payment due February 22, 2027. The related party notes payable, plus accrued interest, amounted to $718,750 at December 31, 2022.

NOTE 4 – Stockholders’ and Members’ Equity

The Company had two classes of Members, Class A and Class B. Class A Members had minimum investment requirements and were to comprise of up to 20% of the total interest of the Company. Class B Members included founding members, the Manager of the Company, and units issued for services and sales. Class B Members were to comprise up to 80% of the total interest of the Company.

Effective March 23, 2022, the Company converted from a California Limited Liability Company to a Delaware C-corporation and converted all of its Class A Member units and Class B Member units into a like number of shares of Voting Common Stock and Nonvoting Common Stock, respectively, along with a 1:10 forward split. Under its new articles, the Company is authorized to issue 10,000,000 shares of common stock, $0.0001 par value per share, of which 7,266,667 shares designated Voting Common Stock and 2,733,333 shares are Nonvoting Common Stock. The rights of the holders of the shares of Voting Common Stock and Nonvoting Common Stock are identical except that the Nonvoting Common Stock has no voting rights on any matters.

During 2022 and prior to the conversion to a corporation, certain Class B Members returned 20,000 of Class B units back to the Company.

During 2022, the Company issued 125,000 shares of common stock to four individuals for services provided. Two of these individuals are related to a third-party company providing research and development services. The shares were valued at $550,000 based on the share price that the Company sold its common stock during 2022.

NOTE 5 – Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnification under certain circumstances. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

NOTE 6 – Commitments, Contingencies, Financial Risks and Uncertainties

Commitments

In July 2022, the Company entered into a software development contract with a third-party to develop its application and platform for real estate investments and its investors. Under the terms of this arrangement, the Company committed to pay $1,600,000, $400,000 which is payable in cash and $1,200,000 for 250,000 shares of the Company’s common stock. The common stock is only issuable if the software works to the appropriate specifications designated by the Company. Through December 31, 2022, the Company has paid $62,500 in cash for these services.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – Financial Risks and Uncertainties (Continued)

An investment that the Company is the general partner and manager, was deemed to be insolvent and the investment fully impaired. Although the Company is not legal liable for these losses, management decided to ensure that the investors initial contributions were returned. In late 2021 and throughout 2022, the Company returned to these investors $101,300 of their contributions and recognized a loss on this investment of $144,000. The Company has committed to purchasing the remaining investors contributions in the amount of $49,700 as of December 31, 2022, which is included in accounts payable and accrued expenses in the accompanying balance sheets.

Concentration of Credit Risk

The Company maintains cash balances with one financial institution. At December 31, 2022, accounts at this bank were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000; however, at times, these balances may exceed the insured limits by the FDIC. The Company has not sustained any credit losses from this institution.

For the year ended December 31, 2022 and 2021, the Company had five related party customers, which accounted for 100% of revenues. In addition, the Company had four customers - related parties which accounted for 100% of the Company’s accounts receivable - related parties balance and two customers that represented 100% of the advance balance at December 31, 2022. The Company had four customers - related parties which accounted for 100% of the Company’s accounts receivable - related parties balance and four customer that represented 100% of the advance balance at December 31, 2021. All of the revenues, receivables and advances were from related parties.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments including inability to sell investments quickly or close to fair value.

Market Risk

Market risk is the potential loss that can be caused by increasing or decreasing in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counter parties failed to perform pursuant to the terms of their obligations.

NOTE 7 – Income Taxes

Historically, the Company conducted its operations through a pass-through entity that filed its income tax returns as a partnership for federal and state income tax purposes. As a result, the Company was not subject to U.S. federal or state income taxes as the related tax consequences were reported by members. In March 2022, the Company changed its status from a limited liability company to a corporation, and accordingly, the Company became taxable at the entity level for U.S. federal and state tax purposes. Tax expense for the year ended December 31, 2022 was as follows:

Income tax expense:
Federal	$-
State	-
Total income tax expense	$-

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – Income Taxes (Continued)

The components of the Company’s deferred tax assets (liabilities) are as follows at December 31, 2022:

Deferred tax assets:
Net operating loss carryforwards	$339,912
Accrual-to-cash adjustments	28,803
Total deferred tax assets	368,715
Less: valuation allowance	(368,715)

Net deferred tax assets	$-

As the ultimate realization of the potential benefits of the Company's deferred tax assets is considered uncertain by management, the Company has offset the deferred tax assets attributable with a valuation allowance. The valuation allowance increased $368,715 in 2022. The tax expected by applying the Federal statutory rate of 21% to income before income taxes differs from actual income tax expense primarily due to the change in the valuation allowance on deferred income tax assets.

The Company has Federal and state net operating loss carryforwards totaling approximately $1,220,000 at December 31, 2022 that begin to expire in 2042. Pursuant to Internal Revenue Code 382, use of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. At this time, the Company has not determined if such an ownership change has occurred.

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

BALANCE SHEETS

JUNE 30, 2023 AND DECEMBER 31, 2022

	June 30, 2023 (UNAUDITED)	December 31, 2022
ASSETS

Current Assets
Cash	$14,105	$85,932
Advances to related parties	460,758	342,816
Prepaid Expenses	-	30,000
Total Current Assets	474,863	458,748

Other Assets
Accounts Receivable - related parties	230,592	207,066

TOTAL ASSETS	$705,455	$665,814

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and accrued expenses	613,920	160,475
Related parties notes payable	266,000	166,750
Note Payable - Current
Total Current Liabilities	879,920	327,225

Long-Term Liabilities
Related party notes payable, net of current portion	437,000	552,000

TOTAL LIABILITIES	1,316,920	879,225

Stockholders' Equity (deficit)

Voting shares: $0.0001 par value; 7,266,667 shares authorized and 7,179,500 issued and outstanding	718	718

Nonvoting shares: $0.0001 par value; 2,733,333 shares authorized and 1,955,067 issued and outstanding	196	194
Additional paid in capital	1,604,585	1,455,888
Accumulated deficit	(2,216,963)	(1,670,211)
Total Stockholders' Equity	(611,464)	(213,411)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$705,456	$665,814

See Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

STATEMENT OF CASHFLOWS

(UNAUDITED)

FOR 6 MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

	June 30, 2023	June 30, 2022
Cash Flows From Operating Activities:
Net Loss	$(546,752)	$(522,017)

Adjustments to reconcile net income to net cash used in operating activities:
Loss on Investments	67,450	125,750
Change in operating assets and liabilities:
Accounts Receivable - related parties	(23,527)	(93,164)
Advances to Related Parties	(117,942)	(72,474)
Prepaid Expenses	(37,450)	(4,875)
Accounts Payable and accrued expenses	424,695	111,665
Net Cash Used in Operating Activities	(233,526)	(455,114)

Cash Flows From Financing Activities:
Proceeds from issuance of Notes Payable	13,000	-
Proceeds from issuance of shares of member interests/ shares		-
Proceeds from issuance of shares of common stock	148,700	284,468
Net Cash Used in Financing Activities	161,700	284,468

Net increase (decrease) in cash and cash equivalents	(71,826)	(170,646)

Cash, Beginning of Period	85,931	239,099
Cash, End of Period	$14,105	$68,453

See Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

STATEMENT OF CHANGES IN STOCKHOLDERS’ / MEMBERS’ EQUITY (DEFICIT)

(UNAUDITED)

FOR 6 MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

	Class A	Class B	Nonvoting	Voting	Par Value	Additional	Accumulated
	Units	Units	Shares	Shares	of Shares	Paid in Capital	Deficit	Total
Members' Equity, December 31, 2021	173,300	758,700	-	-	$-	$-	$-	$668,556

Conversion of members' units
Sale of member interests		1,250						25,000
Repurchase of member interests	-	(34,500)	-	-	-	-	-	(690,000)
Returned member interests	-	(20,000)	-	-	-	-	-	(3,556)
Conversion of members' capital to common stock	(173,300)	(705,450)	1,733,333	7,054,500	879	(879)	-	-
Shares issued for services	-	-	-	75,000	8	375,000	-	375,008
Sale of shares of common stock	-	-	50,917	12,500	6	231,800		231,806
Net loss	-	-	-	-	-	-	(1,121,800)	(1,121,800)

Shareholders' Equity, June 30, 2022	-	-	1,784,250	7,142,000	-	605,921	-	(514,986)

Shareholders' Equity, December 31, 2022	-	-	1,937,665	7,179,500	912	1,455,888	(1,670,211)	(213,411)

Sale of member interests	-	-	-	-	-	-	-	-
Repurchase of member interests	-	-	-	-	-	-	-	-
Returned member interests	-	-	-	-	-	-	-	-
Conversion of members' capital to common stock	-	-	-	-	-	-	-	-
Shares issued for services	-	-	-	-	-	-	-	-
Sale of shares of common stock	-	-	17,402	-	2	100,000	-	100,002
Net loss	-	-	-	-	-	-	(1,971,800)	(1,971,800)

Stockholders' Deficit, June 30, 2023	-	-	1,955,067	7,179,500	$914	$1,555,888	$(1,971,800)	$(2,085,209)

See Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

STATEMENTS OF OPERATIONS
(UNAUDITED)

FOR 6 MONTHS ENDED JUNE 30, 2023 AND JUNE 30, 2022

	June 30, 2023	June 30, 2022
REVENUES	$52,977	$22,814
Operating Expenses
Selling, general and administrative expenses	448,001	321,626
Professional & Legal Fees	150,727	79,205

Total Operating Expense	598,729	400,831

Operating Loss	(545,752)	(378,017)

Other Income/(Expense)
Interest Expense	1,000	-
Loss on Investment	-	144,000
Total Other Expense	(1,000)	(144,000)

Net Loss	(546,752)	(522,017)

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

See Notes to Financial Statements

CALTIER INC. (f.k.a. CALTIER REALTY, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Nature of Operations

CalTier, Inc. (the “Company”) is a Fintech company that opens the door to professionally managed institutional grade multi-family investments not typically available to the retail investor. The Company is currently focused on bringing institutional-grade real estate investments to the everyday investor and removing the complicated barriers that currently exist. The Company changed its name from CalTier Realty, LLC to CalTier, Inc. on March 23, 2022 and converted from a California Limited Liability Company, which was formed on August 18, 2017, to a Delaware C-corporation.

Real Estate Acquisition & Management

Since inception, the Company has focused primarily on the acquisition, management and growth of equity investments which typically have ownership of multi-family workforce housing. These assets are often off-market and have historically not been made available to the general public. The Company has relationships within the real estate industry and selects properties discovered through real estate brokers, pre-existing professional relationships, independent property owners and public/city properties and/or owned land.

Nature of Operations Summary

The Company has substantially all of its operations conducted through its existing funds and special purpose entities consisting of CalTier Fund I, LP, CalTierSDI, LLC, CalTierAZI, LLC, CalTierTXI, LLC, and CalTierLVI, LLC (the “Operating Entities” which are considered related parties) as a general partner or managing member (the “Manager”). The Company operated under the terms of its limited liability operating agreement and current year’s adopted corporate agreement (“Operating Agreement”) that provides the Manager the full, exclusive, and absolute right, power, and authority to manage the business affairs of the Company, control its property and assets, and make all decisions affecting the Company.

The Company provides asset management services for all of the properties in the Company’s portfolio and the additional properties to be acquired by the Company and entities under which the Company has Operating Entities for. As of June 30th, 2023 and December 31st, 2022, the Company owned no real property, accordingly, all of its revenues were derived from its asset management and fund management services. The Company serves, directly or indirectly and either alone or with co-managers or co-managing members as the manager or managing member of each of the related entities.

The Company’s activities since inception have consisted of formation activities, capital raising and initial investments. The Company has commenced its planned principal operations and is in the growth phase. The Company is dependent upon additional capital resources for its continued growth and implementation of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned full operations, scaling back on its full planned operations, or failing to profitably operate the business and properties of others.

The Company has raised capital through a crowdfunding platform through Regulation CF and Regulation D. The Company continues to seek to raise capital to support its current and planned operations.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates consist of the valuation of common stock issued for services and collectability of accounts receivable. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less. Investments with maturities or redemption dates greater than 90 days at the date of purchase are included in short-term investments.

Accounts Receivable – Related Parties

Accounts receivable are primarily with related parties that the Company operates as the Manager for which it has earned fees and are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. There was no allowance for uncollectible accounts as of June 30th, 2023 and December 31st, 2022. No interest on past due amounts is charged. Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that the balance will not be collected. During the six months ended June 30th, 2023 and 2022, the Company wrote off as uncollectible accounts $23,527 and $93,164, respectively.

Advances to Related Parties

Advances to related parties are expenses and other costs paid for on behalf of related parties until those operations raise capital and begin operations. The balance of advances to related parties at June 30th, 2023 and 2022 was approximately $117,942 and $72,474, respectively.

Deferred Financing Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1, Other Assets and Deferred Costs and SEC Staff Accounting Bulletin (SAB) Topic 5A - Expenses of Offering. Deferred offering costs consist principally of accounting and legal fees incurred in connection with an offering under Regulation CF or A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the Balance Sheets. The deferred offering costs will be charged against proceeds from member contributions upon the completion of the offering or to expense if the offering is not completed further. The Company had no deferred offerings costs as of June 30, 2023 and December 31, and 2022.

Revenue Recognition

Revenues consist of management fees, incentive fees, principal investment income and administrative, transaction and other fees. The Company recognizes revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company’s revenue is based on contracts with a determinable transaction price and distinct performance obligations with probable collectability. Revenues are not recognized until the performance obligation(s) are satisfied. All of the Company’s revenues were generated from related parties.

In addition, the Company typically operates as a General Partner and manages investment portfolios. All fees are earned from affiliated funds of the Company. The contractual terms of these fees vary by fund structure and investment strategy.

Asset Management Fee

Asset management fees are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value (“NAV”), net investment income, total assets or par value of the investment portfolios managed by the Company. All asset management fees are earned from affiliated funds of the Company. The contractual terms of management fees vary by fund structure and investment strategy. Asset management fees are recognized as revenue in the period advisory services are rendered, subject to the Company’s assessment of collectability. The asset management fee is equal to an annualized rate ranging between 2.0% and 3.0%, which is based on the NAV or capital contributions at the end of each prior quarter. For the six months ended June 30th, 2023 and 2022, the Company earned $35,181 and $10,905 in asset management fees, respectively.

Asset Acquisition Fee

For each real estate investment, the Company assists in investment portfolios managed by the Company, the Company will receive 1.0%-2.5% of the investment’s purchase price once the investment is made by the investment company. For the six months ended June 30th, 2023 and 2022, the Company earned $8,982 and $0 in asset acquisition fees, respectively.

Construction Management Fee

For each real estate investment for which the Company manages the construction or renovation, the Company is entitled to receive additional fees for construction supervision in connection with certain construction activities undertaken at the managed properties equal to 5.0%-7.5% of the cost of such construction. For the six months ended June 30th, 2023 and 2022, the Company did not earn any construction management fees.

Disposition Fee

For each real estate investment, the Operating Entities will pay its General Partner or Manager, as applicable, or its designated affiliate 0.5%-1.0% of the investment’s sale price. For the six months ended June 30th, 2023 and 2022, the Company earned $8,690 and $6,000 in disposition fees, respectively.

Property Management Fee

The Company earns property management fees by providing continuous services pursuant to property management agreements with certain clients. The Company generally earns fees under these agreements equal to 2.5%-4.0% of gross collected rents from a property. For the six months ended June 30th, 2023 and 2022, the Company did not earn any property management fees.

Marketing Fee

The Company earns marketing management fees by providing marketing campaigns, designing advertising and promotional information with certain clients. The Company generally earns fees under these agreements based upon effort agreed to by both parties and when the materials or advertising occurs or at a point in time. For the six months ended June 30th, 2023 and 2022, the Company did not earn any marketing fees.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was approximately $20,827 and $34,092 for the six months ended June 30th, 2023 and 2022, respectively.

Management Compensation

Management compensation expenses are paid to the Class B Members and current voting common stockholders who manage the Company according to the Company’s Operating Agreement (as employees and/or consultants). In addition, the Company entered into employment agreements with certain stockholders in 2022. Management compensation expense was $240,000 and $178,275 for the six months ended June 30th, 2023 and 2022, respectively, and is included in selling, general and administrative expenses in the statements of operations.

Research and Development

Research and development cost are for the Company’s software development expenditures and consist primarily of costs for consultants and related contract research and facility costs. Expenditures relating to research and development incurred pre-technological feasibility are expensed as incurred. Post technological feasibility expenditures are capitalized as incurred. Research and development expense was approximately $50,924 and $0 for the six months ended June 30th, 2023 and 2022, respectively.

Reclassifications

Certain balances have been reclassified from prior year to conform to current year classifications.

Income Taxes

From inception through March 22, 2022, the Company was not subject to federal or state income taxes since it was a limited liability company. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes had been included in the accompanying financial statements.

Effective March 23, 2022, the Company converted from a California Limited Liability Company to a Delaware C-corporation and, as a result, became subject to corporate federal and state income taxes. The Company complies with FASB ASC 740, Income Taxes, (“FASB ASC 740”) for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provision (benefit) for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and credit carry-forwards. Deferred tax assets and liabilities are determined using the enacted tax rates in effect for the years in which those tax assets are expected to be realized. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s policy is to recognize interest and/or penalties related to all tax positions in income tax expense. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position and no interest or penalties were accrued as of June 30, 2023 and December 31, 2022. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Liquidity

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the next 12-month period following the date of these financial statements were available to be issued. The Company had cumulative losses of approximately $546,752 as of June 30th, 2023.

The Company has not been profitable since its inception and management forecasts profitability going forward. Management is confident the Company will continue as a going concern by generating and maintaining profitable operations in the future. If necessary, management will finance operating costs with additional funding through future rounds of capital raises from stockholders or other qualified investors to pursue its business plan. Management believes that if required, it will be able to obtain capital raises on terms acceptable to the Company, however, there can be no assurances that the Company will be successful. These financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Subsequent Events

Subsequent to June 30, 2023, the Company received $202,865 from the sale of non-voting common stock.

NOTE 3 – Note Payable and Related Party Notes Payable

In December 2019, the Company borrowed $100,000 on this convertible note. On May 18, 2021, the Company converted the note payable of $100,000 plus accrued interest of $12,000 into Class B Member units. As of June 30th, 2023 and December 31, 2022, the balance of the note amounted to $0 and $0, respectively.

In March 2022, three of the Company’s members sold back 34,500 member units back to the Company for $690,000 and entered into three separate note payable agreements with these members. These notes are unsecured, bear interest at 5% and are payable in five equal annual payments of $138,000 on February 22 of each year and the final payment due February 22, 2027. The related party notes payable, plus accrued interest, amounted to $731,750 as of June 30th, 2023.

NOTE 4 – Stockholders’ and Members’ Equity

The Company had two classes of Members, Class A and Class B. Class A Members had minimum investment requirements and were to comprise of up to 20% of the total interest of the Company. Class B Members included founding members, the Manager of the Company, and units issued for services and sales. Class B Members were to comprise up to 80% of the total interest of the Company.

Effective March 23, 2022, the Company converted from a California Limited Liability Company to a Delaware C-corporation and converted all of its Class A Member units and Class B Member units into a like number of shares of Voting Common Stock and Nonvoting Common Stock, respectively, along with a 1:10 forward split. Under its new articles, the Company is authorized to issue 10,000,000 shares of common stock, $0.0001 par value per share, of which 7,266,667 shares designated Voting Common Stock and 2,733,333 shares are Nonvoting Common Stock. The rights of the holders of the shares of Voting Common Stock and Nonvoting Common Stock are identical except that the Nonvoting Common Stock has no voting rights on any matters.

During 2022 and prior to the conversion to a corporation, certain Class B Members returned 20,000 of Class B units back to the Company.

During 2022, the Company issued 125,000 shares of common stock to four individuals for services provided. Two of these individuals are related to a third-party company providing research and development services. The shares were valued at $550,000 based on the share price that the Company sold its common stock during 2022.

NOTE 5 – Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnification under certain circumstances. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

NOTE 6 – Commitments, Contingencies, Financial Risks and Uncertainties

Commitments

In July 2022, the Company entered into a software development contract with a third-party to develop its application and platform for real estate investments and its investors. Under the terms of this arrangement, the Company committed to pay $1,600,000, $400,000 which is payable in cash and $1,200,000 for 250,000 shares of the Company’s common stock. The common stock is only issuable if the software works to the appropriate specifications designated by the Company. Through June 30th, 2023, the Company has paid $113,424 in cash for these services.

An investment of which the Company serves as the general partner and manager, suffered a complete loss. Although the Company is not legally liable for these losses, management decided to ensure that the investors initial contributions were returned in full. In late 2021 and throughout 2022, the Company has returned to these investors $100,300 of their contributions and recognized a loss on this investment of $144,000. The Company has committed to purchasing the remaining investors contributions in the amount of $49,700, which is included in accounts payable and accrued expenses in the accompanying balance sheets.

Concentration of Credit Risk

The Company maintains cash balances with one financial institution. As of June 30, 2023, accounts at this bank were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000; however, at times, these balances may exceed the insured limits by the FDIC. The Company has not sustained any credit losses from this institution.

For the six months ended June 30, 2023 and 2022, the Company had five related party customers, which accounted for 100% of revenues. In addition, the Company had four customers - related parties which accounted for 100% of the Company’s accounts receivable - related parties balance and two customers that represented 100% of the advance balance at June 30, 2023. The Company had four customers - related parties which accounted for 100% of the Company’s accounts receivable - related parties balance and four customer that represented 100% of the advance balance at June 30, 2022. All of the revenues, receivables and advances were from related parties.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments including inability to sell investments quickly or close to fair value.

Market Risk

Market risk is the potential loss that can be caused by increasing or decreasing in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counter parties failed to perform pursuant to the terms of their obligations.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Broker-Dealer Agreement with Dalmore Group, LLC

2.1	Certificate of Incorporation*

2.2	Amended and Restated Bylaws*

4.1	Form of Subscription Agreement

6.1	Employment Agreement with Travis Hook*

6.2	Employment Agreement with Matthew Belcher*

6.3	Employment Agreement with Parker Smith*

6.4	Promissory Note issued by the Company to Herts Investment International, LLC (an entity owned by Matthew Belcher)*

6.5	Promissory Note issued by the Company to Parker Smith*

6.6	Promissory Note issued by the Company to Travis Hook*

8.1	Form Escrow Agreement*

11.1	Consent of Auditing Accountant

12.1	Opinion of CrowdCheck Law LLP

* Previously filed

39

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 6, 2024.

CalTier, Inc.

By:	/s/ Matt Belcher
Matt Belcher
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Matt Belcher
Matt Belcher
Chief Executive Officer, Director
Date: February 6, 2024

/s/ Parker Smith
Parker Smith
Chief Financial Officer, Principal Accounting Officer, Director
Date: February 6, 2024

/s/ Travis Hook
Travis Hook
Secretary, Director
Date: February 6, 2024

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